Exhibit 99.1

Ocular Therapeutix™ Provides Legal Update

BEDFORD, Mass, December 22, 2017 - Ocular Therapeutix™, Inc. (NASDAQ: OCUL) (the “Company”), a biopharmaceutical company focused on the development, manufacturing and commercialization of innovative therapies for diseases and conditions of the eye, today provided an update on legal matters related to the Company’s manufacture of its product candidate, DEXTENZA™ (dexamethasone insert) 0.4mg.

As the Company previously disclosed in its periodic filings with the Securities and Exchange Commission (the “SEC”), including its most recent Quarterly Report on Form 10-Q filed on November 7, 2017, the Company and certain of its current and former executive officers and board members were named as defendants in a derivative lawsuit filed in the Superior Court of Suffolk County of the Commonwealth of Massachusetts, captioned Angel Madera v. Sawhney et al., Case No. 17-2273.  As previously disclosed, the court dismissed the Madera lawsuit without prejudice because the plaintiff failed to serve the complaint in a timely manner under applicable court rules.  On December 21, 2017, the Company was served with a new derivative complaint that the same plaintiff filed in the same court, captioned Angel Madera v. Sawhney et al., Case. No. 1784cv04126.  The new Madera complaint is premised on substantially similar allegations as the previous complaint, purports to assert derivative claims against certain current and former executive officers and board members for breach of fiduciary duty, unjust enrichment, and waste of corporate assets, and names the Company as a nominal defendant.  The new Madera complaint also asserts an unjust enrichment claim against two additional defendants, SV Life Sciences Fund IV, LP and SV Life Sciences Fund IV Strategic Partners LP.   The Company expects that this new Madera lawsuit will be consolidated with a second, previously disclosed derivative lawsuit that asserts similar claims and is pending before the same court, captioned Robert Corwin v. Sawhney et al., Case No. 17-3425 (BLS2).  For more information on the claims alleged by these lawsuits, please see the Company’s Quarterly Report on Form 10-Q filed on November 7, 2017.  The Company denies any allegations of wrongdoing and intends to vigorously defend against these lawsuits.

Additionally, as previously disclosed, the Company and certain of its current and former executive officers were named as defendants in three securities class action lawsuits originally filed in federal court in New Jersey.  The court granted the defendants’ motion to transfer these lawsuits to federal court in Massachusetts, where the cases are currently pending.  The three lawsuits are captioned Thomas Gallagher v. Ocular Therapeutix, Inc, et al., Case No. 1:17-cv-12288, Dylan Caraker v. Ocular Therapeutix, Inc, et al., Case No. 1:17-cv-12146, and Shawna Kim v. Ocular Therapeutix, Inc, et al., Case No. 1:17-cv-12286.  For more information on the claims alleged by these lawsuits, please see the Company’s Quarterly Report on Form 10-Q filed on November 7, 2017.  The Company denies any allegations of wrongdoing and intends to vigorously defend against these lawsuits.

Finally, the Company has received a subpoena from the SEC, dated December 15, 2017, requesting documents and information concerning DEXTENZA™ (dexamethasone insert) 0.4mg, including related communications with the U.S. Food and Drug Administration (“FDA”), investors and others.  The Company intends to fully cooperate with the SEC regarding this non-public, fact-finding inquiry.  The SEC has informed the Company that this inquiry should not be construed as an indication that any violations of law have occurred or that the SEC has any negative opinion of any person, entity or security. The Company does not intend to comment further on this matter unless and until this matter is closed or further action is taken by the SEC which, in the

Company’s judgment, merits further comment or public disclosure.

About Ocular Therapeutix, Inc.

Ocular Therapeutix, Inc. is a biopharmaceutical company focused on the development, manufacturing and commercialization of innovative therapies for diseases and conditions of the eye using its proprietary hydrogel platform technology. Ocular Therapeutix’s lead product candidate, DEXTENZA™ (dexamethasone insert) 0.4 mg for intracanalicular use, has completed Phase 3 clinical development for the treatment of ocular pain and inflammation following ophthalmic surgery. OTX-TP (travoprost insert) is in Phase 3 clinical development for the reduction of intraocular pressure in patients with glaucoma and ocular hypertension. The Company’s earlier stage assets include OTX-TIC, a sustained release travoprost intracameral injection for the reduction of intraocular pressure in patients with moderate to severe glaucoma and ocular hypertension, as well as sustained release intravitreal injections for the treatment of retinal diseases. These injections include the development of OTX-TKI, a tyrosine kinase inhibitor (TKI), and, in collaboration with Regeneron, OTX-TIC, an extended release protein-based anti-vascular endothelial growth factor (VEGF) trap. Ocular Therapeutix’s first product, ReSure® Sealant, is FDA-approved to seal corneal incisions following cataract surgery.

Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company including potential outcomes or developments in the Company’s ongoing litigation and SEC inquiry, the development and regulatory status of the Company’s product candidates, such as the Company’s expectations and plans regarding product development efforts and regulatory submissions for and the timing and conduct of clinical trials of DEXTENZA™ for the treatment of post-surgical ocular inflammation and pain, including with respect to the manufacturing deficiencies identified by the FDA and the prospects for approvability of DEXTENZA™ for these indications, DEXTENZA™ for the treatment of allergic conjunctivitis, DEXTENZA™ for the treatment of dry eye disease and OTX-TP for the treatment of glaucoma and ocular hypertension, the ongoing development of the Company’s sustained release intravitreal depot, the potential utility of any of the Company’s product candidates, potential commercialization of the Company’s product candidates, the sufficiency of the Company’s cash resources, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the outcome of any legal actions against us, the timing and costs involved in commercializing ReSure® Sealant or any product candidate that receives regulatory approval, the initiation and conduct of clinical trials, availability of data from clinical trials and expectations for regulatory submissions and approvals, the Company’s manufacturing operations, the Company’s scientific approach and general development progress, the availability or commercial potential of the Company’s product candidates, the availability of cash resources and need for additional financing or other actions and other factors discussed in the “Risk Factors” section contained in the Company’s quarterly and annual reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the

Company’s views as of the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.

Contacts:

Investors

Chris Brinzey

Managing Director

Westwicke Partners

339-970-2843

chris.brinzey@westwicke.com

or

Donald Notman

Chief Financial Officer

Ocular Therapeutix

dnotman@ocutx.com

Media

Scott Corning

Vice President of Marketing & Commercial Operations

Ocular Therapeutix

scorning@ocutx.com